UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)August 13, 2007

NATIONAL R.V. HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12085	33-0371079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 West Sinclair Street Perris, California 92571
(Address of principal executive offices and zip code)

Registrant’ s telephone number, including area code:(951) 436-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2007, David Humphreys, the Chairman of the Board of Directors of National R.V. Holdings, Inc. (the “Company”), was appointed as the Company’s interim Chief Executive Officer. Mr. Humphreys replaces Brad Albrechtsen, who resigned as Chief Executive Officer, effective as of August 13, 2007. Mr. Albrechtsen’s last day as an employee of the Company will be August 31, 2007. In connection with serving as Interim Chief Executive Officer and in order for the Company to maintain compliance under NYSE rules regarding independent directors, Mr. Humphreys has resigned from the Compensation Committee and Nominating/ Corporate Governance Committee of the Board of Directors.

Mr. Humphreys, age 71, has been a director of the Company since February 2006 and has served as Chairman since June 2007.  Mr. Humphreys is a Class I Director whose term expires in 2008. Mr. Humphreys was President of the Recreation Vehicle Industry Association (RVIA) from 1979 until his retirement in January 2006.  Prior to 1979, he served for nearly ten years as RVIA’s outside legal counsel.  Mr. Humphreys has been a member of the Board of Directors of the Travel Industry Association of America, the umbrella organization for all segments of the travel and tourism industry, since 1985 and was its National Chairman from 1990 to 1991.  Mr. Humphreys has also been a member of the Board of Directors of the American Highway Users Alliance (formerly Highway Users Federation), whose membership includes representatives of the oil, trucking, automobile and tire industries.

Mr. Humphreys’ arrangement with the Company provides that he will be paid an annual amount of $100,000 for his services to the Company, which consists of $30,000 for his annual director retainer, $30,000 for serving as Chairman of the Board of Directors and $40,000 for serving as Interim Chief Executive Officer. Mr. Humphreys has agreed to spend an average of one week per month at the Company’s headquarters in relation to his role as Interim Chief Executive Officer and will be paid an additional $1,000 for each such day spent at the Company.

In connection with Mr. Albrechtsen’s resignation, the Company has agreed to pay him fifteen (15) weeks base salary, contingent upon his execution of a severance agreement and general release. The Company will also pay COBRA benefits for Mr. Albrechtsen for a maximum of six (6) months.

A copy of the press release issued by the Company related to the matters described in this Current Report is furnished as Exhibit 99.1 hereto.

Item 9.01(d).	Financial Statements and Exhibits

99.1	Press Release of National R.V. Holdings, Inc. dated August 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL R.V. HOLDINGS, INC.

By:	/s/ Thomas J. Martini
Thomas J. Martini
Chief Financial Officer

Date: August 17, 2007

National R.V. Holdings, Inc. Announces Appointment of David Humphreys, Former President of the RVIA, as Interim CEO

PERRIS, Calif., Aug. 13 -- National R.V. Holdings, Inc. (NYSE: NVH) (the "Company") today announced the appointment of David Humphreys, the Company's chairman, as interim Chief Executive Officer.

Mr. Humphreys, who was appointed chairman earlier this year, has been on the Company's board since February 2006. Prior to joining the Company, Mr. Humphreys, was the President of the Recreation Vehicle Industry Association from 1979 until his retirement in 2006. He replaces Brad Albrechtsen, who has served as CEO since 2001. Mr. Albrechtsen is resigning effective August 31st. Mr. Albrechtsen will continue to serve on the Company's Board of Directors.

Commenting on the changes, Mr. Humphreys stated, "Brad has served through some difficult years at the Company and has provided steady and trusted leadership. He has been with the Company for 16 years and will be missed. I look forward to continuing to work with the management team to accelerate the return to profitability," continued Humphreys. "We have some difficult but improving quarters ahead and a bright future. I would not be here if I did not believe as much."

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National RV, Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names Surf Side, Sea Breeze, Dolphin, Tropi-Cal, Pacifica and Tradewinds. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain alternative debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

- 08/13/2007

CONTACT:
Thomas J Martini of National R.V. Holdings, Inc.,
1-800-322-6007, cfo@nrvh.com
Web site: www.nrvh.com

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